Exhibit 99.2
Australian Government Approves Zoning of Reading’s Burwood Site
     Los Angeles, California, — (PR NEWSWIRE) – February 21, 2006 – Reading International, Inc. (AMEX: RDI) announced today that it has received Victorian State government approval of its plans to develop its approximately 50 acre Burwood property in Australia, located in suburban Melbourne, Victoria. That property is currently unimproved.
     Reading’s Burwood property is located in the demographic center of greater Melbourne at the intersection of the Burwood Highway and Middleborough Road and is the largest undeveloped parcel of land in any “major activity centre” in Victoria, Australia. Approximately 430,000 people live within five miles of the site, which is well served by both public transit and surface streets. Reading estimates that approximately 70,000 people pass by the site each day.
     Pursuant to this approval, the property has been rezoned to allow for a much broader variety of uses than previously allowed, including retail, entertainment, commercial and residential. It is anticipated that the project will be constructed in a variety of phases, commencing late this year and looking to final completion sometime in 2015 and require an investment in excess of $500 million. Projections indicate that, upon completion, the property could have a value in excess of $650 million.
     Under the now approved zoning scheme, these individual phases will still require the approval of specific development plans consistent with this overall zoning designation, but the overall use issues pertaining to the site have now been resolved. The remaining issues relate principally to project and building design, rather than to use issues.
     Reading’s Burwood property, together with certain adjoining properties, was first designated as a “major activity centre” in 2002 pursuant to “Melbourne 2030,” an overall land use strategy adopted by the Victoria State Government to manage the growth and development of Melbourne. Under Melbourne 2030, “major activity centres” are described as generally having the following characteristics:
•	A mix of activities that generate high number of trips, including business, retail services and entertainment;

•	Being generally well-served by multiple transport routes, some being on the rail network, or being capable of being linked to that network;

•	Having potential to grow and support intensive housing development without conflicting with surrounding land uses;

•	Supplement the network of Principal Activity Centres; and

•	Provide additional scope to accommodate ongoing investment and change in retail, office, service and residential markets.

About Reading International, Inc.
     Reading International (http://www.readingrdi.com) is in the business of owning and operating cinemas and developing, owning and operating real estate assets. Our business consists primarily of:
•	the development, ownership and operation of multiplex cinemas in the United States, Australia and New Zealand; and

•	the development, ownership and operation of retail and commercial real estate in Australia, New Zealand and the United States, including entertainment-themed retail centers (“ETRC”) in Australia and New Zealand and live theater assets in Manhattan and Chicago in the United States.
Reading manages its worldwide cinema business under various different brands:
•	in the United States, under the
•	Reading brand,

•	Angelika Film Center brand (http://angelikafilmcenter.com/), and

•	City Cinemas brand (http://citycinemas.moviefone.com/);
•	in Australia, under the Reading brand (http://www.readingcinemas.com.au/);

•	in New Zealand, under the
•	Reading brand (http://www.readingcinemas.co.nz),

•	Berkeley Cinemas brand (http://www.berkeleycinemas.co.nz/); and

•	Rialto brand (http://www.rialto.co.nz/vistait/village/Default.aspx).
     Our statements in this press release contain a variety of forward-looking statements as defined by the Securities Litigation Reform Act of 1995. Forward-looking statements reflect only our expectations regarding future events and operating performance and necessarily speak only as of the date the information was prepared. No guarantees can be given that our expectation will in fact be realized, in whole or in part. You can recognize these statements by our use of words such as, by way of example, “may,” “will,” “expect,” “believe,” and “anticipate” or other similar terminology.
     These forward-looking statements reflect our expectation after having considered a variety of risks and uncertainties. However, they are necessarily the product of internal discussion and do not necessarily completely reflect the views of individual members of our Board of Directors or of our management team. Individual Board members and individual members of our management team may have different view as to the risks and uncertainties involved, and may have different views as to future events or our operating performance.
     Among the factors that could cause actual results to differ materially from those expressed in or underlying our forward-looking statements are the following:
•	With respect to our cinema operations:
•	The number and attractiveness to movie goers of the films released in future periods;

•	The amount of money spent by film distributors to promote their motion pictures;

•	The licensing fees and terms required by film distributors from motion picture exhibitors in order to exhibit their films;

•	The comparative attractiveness of motion pictures as a source of entertainment and willingness and/or ability of consumers (i) to spend their dollars on entertainment and (ii) to spend their entertainment dollars on movies in an outside the home environment; and

•	The extent to which we encounter competition from other cinema exhibitors, from other sources of outside of the home entertainment, and from inside the home entertainment options, such as “home theaters” and competitive film product distribution technology such as, by way of example, cable, satellite broadcast, DVD and VHS rentals and sales, and so called “movies on demand;”
•	With respect to our real estate development and operation activities:
•	The rental rates and capitalization rates applicable to the markets in which we operate and the quality of properties that we own;

•	The extent to which we can obtain on a timely basis the various land use approvals and entitlements needed to develop our properties;

•	The availability and cost of labor and materials;

•	Competition for development sites and tenants; and

•	The extent to which our cinemas can continue to serve as an anchor tenant which will, in turn, be influenced by the same factors as will influence generally the results of our cinema operations;
•	With respect to our operations generally as an international company involved in both the development and operation of cinemas and the development and operation of real estate; and previously engaged for many years in the railroad business in the United States:
•	Our ongoing access to borrowed funds and capital and the interest that must be paid on that debt and the returns that must be paid on such capital;

•	The relative values of the currency used in the countries in which we operate;

•	Changes in government regulation, including by way of example, the costs resulting from the implementation of the requirements of Sarbanes-Oxley;

•	Our labor relations and costs of labor (including future government requirements with respect to pension liabilities, disability insurance and health coverage, and vacations and leave);

•	Our exposure from time to time to legal claims and to uninsurable risks such as those related to our historic railroad operations, including potential environmental claims and health related claims relating to alleged exposure to asbestos or other substances now or in the future recognized as being possible causes of cancer or other health related problems;

•	Changes in future effective tax rates and the results of currently ongoing and future potential audits by taxing authorities having jurisdiction over our various companies; and

•	Changes in applicable accounting policies and practices.
     The above list is not necessarily exhaustive, as business is by definition unpredictable and risky, and subject to influence by numerous factors outside of our control such as changes in government regulation or policy, competition, interest rates, supply, technological innovation, changes in consumer taste and fancy, weather, and the extent to which consumers in our markets have the economic wherewithal to spend money on beyond-the-home entertainment.

     Given the variety and unpredictability of the factors that will ultimately influence our businesses and our results of operation, it naturally follows that no guarantees can be given that any of our forward-looking statements will ultimately prove to be correct. Actual results will undoubtedly vary and there is no guarantee as to how our securities will perform either when considered in isolation or when compared to other securities or investment opportunities.
     Finally, please understand that we undertake no obligation to publicly update or to revise any of our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. Accordingly, you should always note the date to which our forward-looking statements speak.
     Additionally, certain of the presentations included in this press release may contain “pro forma” information or “non-US GAAP financial measures.” In such case, a reconciliation of this information to our US GAAP financial statements will be made available in connection with such statements.
For more information, contact:
Andrzej Matyczynski, Chief Financial Officer
Reading International, Inc. (213) 235 2240

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